EMPLOYMENT AGREEMENT
                                (Mike Rosenbloom)


                  EMPLOYMENT AGREEMENT (the "Agreement") dated November 1, 1999 by and between American Media, Inc. (the "Company") and Mike Rosenbloom (the "Executive").

                   The Company, Executive, Globe International Publishing Inc., Globe International Inc. and EMP Group LLC have entered into a Stock and Asset Purchase Agreement, dated as of November 1, 1999 (the "Stock and Asset Purchase Agreement"), pursuant to which the Company will purchase certain stock and assets controlled by Executive.

                  The Company desires to employ Executive and to enter into an agreement embodying the terms of such employment.

                  Executive desires to accept such employment and enter into such an agreement.

                  In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

                  1. Term of Employment; Executive Representation.

                           a. Employment Term. Subject to early termination
under the provisions of Section 6 of this Agreement, Executive shall be employed by the Company for a period commencing on Closing Date (as defined in the Stock and Asset Purchase Agreement) (the "Commencement Date") and ending on the fifth anniversary thereof (the "Employment Term"), on the terms and subject to the conditions set forth in this Agreement.

                           b. Executive Representation. Executive hereby
represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

                  2. Position


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                           a. During the Employment Term, Executive shall serve
as the Chairman of the Board of Directors of the Company (the "Board") and a member of the Board of Directors of EMP Group LLC. In such position, Executive shall have such duties and authority as shall be determined from time to time by the Board of Directors of the Company and agreed by Executive, including, without limitation, to enhance the image of the Company, for which Executive shall entertain clients and others associated with the Company at his Florida residence; provided that Executive shall have no executive power, authority or responsibility with respect to the operation of the Company or any of its subsidiaries (including, without limitation, the authority to contractually bind the Company) unless otherwise determined by the Chief Executive Officer and Board of Directors of the Company; provided, further, that Executive must agree to the location at which his services are to be performed.

                           b. During the Employment Term, Executive shall have
the right to designate Barry Rosenbloom as a member of the Board and the Board of Directors of EMP Group LLC.

                  3. Compensation. During the Employment Term, the Company shall pay to Executive compensation equal to $1,000,000 per year, less any amounts paid during the Employment Term to any of Executive's children who are employed, or retained as consultants, by the Company or its subsidiaries (other than pursuant to consulting contracts between the Company and Mark Rosenbloom and/or Barry Rosenbloom) (the "Compensation"), payable in regular installments in accordance with the Company's usual payment practices.

                  4. Employee Benefits. During the Employment Term, Executive shall be entitled to participate in the Company's employee benefit plans as in effect from time to time, in accordance with their terms and applicable law, on the same basis as those benefits are generally made available to other senior executives of the Company.

                  5. Business Expenses and Discretionary Expense Allowance. During the Employment Term, the Company shall provide Executive with (i) a Boca Raton office and support staff substantially comparable to Executive's current arrangements, (ii) use of and reimbursement for expenses directly related to such use of the condominium located at Mizner Tower (the "Old Condo") until completion of the condominium at Mizner Grand (the "New Condo"), and thereafter for the expenses directly related to use of the New Condo, in each case, up to a maximum of $90,000 per year, (iii) use of a Mercedes S600 (the "Company Car") and (iv) a discretionary expense allowance (for costs including country club memberships and other travel and entertainment reimbursement) of up to $250,000 per year (the "Discretionary Expense Allowance"). In addition, Executive shall have the option to purchase the Old Condo for $500,000 at any time up to the sixth anniversary of Commencement Date (the "Condo Option").

                  6. Termination.

                           a. By the Company For Cause or Disability, Upon Death
or By Executive Resignation.

                           (i) The Employment Term and Executive's employment
hereunder may be terminated by the Company for Cause (as defined below) or Disability (as defined below), and shall terminate upon the death of Executive or Executive's resignation.

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                           (ii) For purposes of this Agreement, "Cause" shall
mean (A) Executive's conviction of, or plea of guilty or nolo contendere to, any felony which materially adversely affects the Company, (B) Executive's wilful or gross misconduct in the performance of duties owed to the Company that is intended to materially adversely affect the Company or that Executive knew or should have known would have such effect or (C) Executive's wilful refusal or wilful failure to substantially perform Executive's essential duties to the Company (other than due to Executive's illness); provided that prior to any termination pursuant to this clause (C), (x) the Company must provide Executive with written notice specifically identifying the reasons the Company believes this clause (C) is applicable and (y) Executive must have continued to wilfully refuse or wilfully fail to perform such essential duties for a 30 day period following receipt of such notice; provided, further, that it is understood this clause (C) shall not permit the Company to terminate Executive's employment for Cause because of dissatisfaction with the quality of services provided by, or disagreement with the actions taken by, Executive in the good faith performance of Executive's duties to the Company. Any act or inaction believed in good faith by Executive to be in the best interests of the Company shall not be considered "wilful" for purposes of this Agreement.

                           (iii) For purposes of this Agreement, "Disability"
shall mean Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform Executive's duties. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

                           (iv) If Executive's employment is terminated by the
Company for Cause or Disability, or if Executive dies or resigns after giving the Company at least 30 days advance written notice of such resignation, Executive shall be entitled to receive:

                           (A) Compensation, Discretionary Expense Allowance and
                  the Company Car through the date of termination;

                           (B) reimbursement for any unreimbursed business
                  expenses properly incurred by Executive in accordance with
                  Section 5(ii) hereof prior to the date of Executive's termination; and

                           (C) such employee benefits, if any, as to which
                  Executive may be entitled under the employee benefit plans of the Company and continuation of the Condo Option for its full term (the amounts described in clauses (A) through (C) hereof being referred to as the "Accrued Rights").

                  Following such termination of Executive's employment by the Company for Cause or Disability, upon the death of Executive or upon resignation by Executive, except as set forth in this Section 6(a), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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


                           b. By the Company Without Cause.

                           (i) The Employment Term and Executive's employment
hereunder may be terminated by the Company without Cause.

                           (ii) If Executive's employment is terminated by the
Company without Cause (other than by reason of death or Disability, but including removal from any Board of Directors due to Executive's failure to hold Class A-1 Units of EMP Group LLC (as provided in Section 6(e)(iv)), Executive shall be entitled to receive:

                           (A)  the Accrued Rights; and

                           (B) subject to Executive's continued compliance with
                  the provisions of the Noncompete Agreement between Executive and the Company, dated as of the date hereof (the "Noncompete Agreement"), continued payment of the Compensation and Discretionary Expense Allowance and provision of Employee Benefits and Company Car, in each case, until the expiration of the Employment Term, determined as if such termination had not occurred.

                  Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability), except as set forth in this Section 6(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                           c. Expiration of Employment Term. Unless the parties
otherwise agree in writing, continuation of Executive's employment with the Company beyond the expiration of the Employment Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement and Executive's employment may thereafter be terminated at will by either Executive or the Company; provided that the provisions of the Noncompete Agreement shall survive any termination of this Agreement or Executive's termination of employment hereunder.

                           d. Notice of Termination. Any purported termination
of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7(g) hereof.

                           e. Board Positions. Executive's positions on the
Board and the Board of Directors of any of the Company's affiliates, including, but not limited to, EMP Group LLC, shall be automatically terminated on the earliest of (i) the end of the Employment Term, (ii) the date on which Executive's employment with the Company and/or its subsidiaries is terminated,
(iii) Executive's death and (iv) the date on which Executive does not hold any Class A-1 Units of EMP Group LLC. In addition, at such time described in the foregoing sentence, as well as upon the death or Disability of Barry Rosenbloom, any position held by Barry Rosenbloom on the Board and the Board of Directors of any of the Company's affiliates, including, but not limited to, EMP Group LLC, shall be automatically terminated.

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

                  7. Miscellaneous.

                           a. Governing Law. This Agreement shall be governed by
and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

                           b. Entire Agreement/Amendments. Except for the
Noncompete Agreement, this Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. Subject to the Noncompete Agreement, there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                           c. No Waiver. The failure of a party to insist upon
strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           d. Severability. In the event that any one or more of
the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                           e. Assignment. This Agreement shall not be assignable
by Executive. This Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company; provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement; provided, further, that in the event of any such assignment, the Company will guarantee the obligations of the assignee hereunder.

                           f. Successors; Binding Agreement. This Agreement
shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

                           g. Notice. For the purpose of this Agreement, notices
and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


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

         If to the Company:

         American Media, Inc.
         415 Madison Avenue 15th Floor
         New York, NY  10017
         Attention:  Scott Price, Esq.

         with a copy to:

         Evercore Partners, Inc.
         65 E. 55th Street, New York, NY  10022
         Attention:  Austin Beutner

         If to Executive:

         To the most recent address of Executive set forth in the personnel records of the Company.

         with a copy to:

         Goodman Phillips & Vineberg
         1501 McGill College, 26th Floor
         Montreal, Quebec H3A 3N9
         Attention:  Robert Vineberg

                           h. Withholding Taxes. The Company may withhold from
any amounts payable under this Agreement such Canadian or United States Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

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



                           i. Counterparts. This Agreement may be signed in
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       AMERICAN MEDIA, INC.



                                       /s/ David Pecker
                                       ------------------------------------
                                       By:
                                       Title:





                                       /s/ Mike Rosenbloom
                                       -------------------------------------
                                       MIKE ROSENBLOOM



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